Exhibit 10.39
Penn Octane Corporation
NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER APPLICABLE LAW.
COMMON STOCK PURCHASE WARRANT
Under the 2001 Warrant Plan
Warrant to Purchase _________ Shares
of Common Stock, $0.01 par value
of Penn Octane Corporation
Dated _____________, 20__
Void after _____________, 20__
This is to Certify That ___(herein referred to as the “Holder”) is entitled to purchase, subject to the provisions hereof, from PENN OCTANE CORPORATION, a Delaware corporation (the “Company”), but not later than 5:00 p.m., California time, on ___, 20___(or, if such date is not a Business Day in Palm Desert, California, then on the next succeeding day which shall be a Business Day), ___shares of Common Stock, $0.01 par value, of the Company (the “Common Stock”) at an exercise price of $  per share, subject to adjustment as to number of shares and purchase price as set forth in Section 6 below. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price”. For purposes of this Warrant, a “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in Palm Desert, California, are authorized by law or regulation to close. This Warrant is subject in all respects to the provisions of the Company’s 2001 Warrant Plan, as amended (the “Plan”), a copy of which has been delivered to the Holder.
The shares of Common Stock issuable upon exercise of the Warrants are sometimes herein called the “Warrant Stock.”

1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time and from time to time, subject to the limitations as set forth in Section 2, by presentation and surrender hereof to the Company at its principal office with the Exercise Notice in the form attached hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price in immediately available funds for the number of shares specified in such form. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, accompanied by payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof (with the exception of any federal or state income taxes applicable thereto), any such issuance tax to be paid by the Company, it being understood however that the Holder shall be required to pay all income taxes and any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.
2. Vesting Of Warrants. Subject to the provisions of this Section 2, this Warrant shall vest and become exercisable at the rate of ___% of the Warrant Stock for each month that has elapsed since ___, 20___, until this Warrant is fully vested and exercisable, subject to earlier acceleration of vesting or termination in accordance with Section 6.9 of the Plan.
2.A. Termination of Employment or Service. If the Holder’s employment by or service to the Company is terminated by the Company for Cause (as defined below) or by the Holder without Good Reason (as defined below), any unvested portion of this Warrant shall immediately be cancelled, and the Holder may exercise any portion of this Warrant that had vested on or before the date of such termination at any time within ninety (90) days after the date of such termination to the extent not previously exercised. If the Holder’s employment by or service to the Company is terminated by the Company without Cause or by the Holder with Good Reason, any unvested portion of this Warrant shall immediately become fully vested and exercisable, and the Holder may exercise this Warrant at any time within one (1) year from the date of the Holder’s termination of employment or service to the extent not previously exercised.
For purposes of this Warrant, termination for “Cause” shall mean an event where the Holder: (i) materially fails to perform his duties and responsibilities as determined by the Board of Directors, provided that the Company provides the Holder with notice and reasonable opportunity to cure such failure; (ii) commits a material breach of his obligations under any written employment or consulting agreement with the Company; (iii) commits any act of gross misconduct or conducts himself in a way which is harmful to the Company or its affiliates (whether or not in connection with the Holder’s employment by or service to the Company); (iv) commits one or more acts of dishonesty which are intended to result in substantial gain or personal enrichment of the Holder at the expense of any the Company or its affiliates; (v) is convicted of a felony (whether or not in connection with the Holder’s employment by or service to the Company); and/or (vi) commits a violation of any law or regulation in force which may affect or relate to the business of any the Company or its affiliates.

For purposes of this Warrant, “Good Reason” shall mean: (a) a reduction in the Holder’s base salary, absent the Holder’s prior written consent; (b) the failure of Company to pay any compensation, or otherwise provide any material benefits, due to the Holder in accordance with the terms of any written employment agreement with the Company, or as otherwise provided to other employees of the Company, absent the Holder’s prior written consent; (c) a material reduction in the Holder’s title and responsibilities or the assignment to the Holder of duties substantially inconsistent with the Holder’s position, duties, and status with the Company as of the date of this Warrant, absent the Holder’s prior written consent; (d) the breach of any of Company’s material obligations under any written employment agreement with the Holder or under applicable law; and/or (e) the change by the Company of the Holder’s place of employment more than fifty (50) miles from the Holder’s office location as of the date of this Warrant, absent the Holder’s prior written approval.
2.B. Death. Except as expressly provided otherwise in this Warrant, if the Holder dies while employed by or providing services to the Company, any unvested portion of this Warrant shall immediately become fully vested and exercisable, and the executor of the Holder’s will, administrator of the Holder’s estate or any successor trustee of a grantor trust may exercise this Warrant at any time within one (1) year from the date of death, to the extent not previously exercised. Except as expressly provided otherwise in this Warrant, if the Holder dies within ninety (90) days after termination of the Holder’s employment or service with the Company, the executor of the Holder’s will or administrator of the Holder’s estate may exercise this Warrant at any time within one (1) year from the date of the Holder’s termination of employment or service, to the extent this Warrant had vested on or before the date of the Holder’s termination of employment or service and to the extent not previously exercised. This Warrant shall terminate on the applicable expiration date described in this Section 2.B, to the extent that it is unexercised.
2.C. Disability. Except as expressly provided otherwise in this Warrant and at the discretion of the Board of Directors or its delegate, following the Holder’s termination of employment or service due to Disability, the Holder may exercise this Warrant, to the extent not previously exercised and whether or not this Warrant had vested on or before the date of termination employment or service, at any time within one (1) year from the date of determination of the Holder’s Disability as described in this Section 2.C; provided, however, that while the claim of Disability is pending, such portion of this Warrant that was unvested at termination of employment or service may not be exercised and such portion of this Warrant that was vested at termination of employment or service may be exercised only during the period set forth in Section 2.A hereof. This Warrant shall terminate one (1) year following the date of determination of Disability, to the extent that it is unexercised.
For purposes of this Warrant, “Disability” means a physical condition arising from an illness or injury, which renders an individual incapable of performing work in his or her customary occupation. The determination as to an individual’s Disability shall be made by the Board of Directors and shall be conclusive on all of the parties.
3. Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon exercise hereof will, upon issuance, and receipt of payment therefor, be duly authorized, validly issued, fully paid and non-assessable.

4. Fractional Shares. This Warrant shall not be exercisable in such manner as to require the issuance of fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant, fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock. The term “Fair Market Value” shall mean, as of a particular date, the market price on such date.
For purposes of this Warrant, the market price on any day shall be the last sale price on such day on the NASDAQ Stock Market, or, if the Common Stock is not then listed or admitted to trading on the NASDAQ Stock Market, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation System or, if not so quoted, then as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If there shall be no meaningful over-the-counter market, then Fair Market Value shall be such amount, not less than book value, as may be determined by the Board of Directors of the Company.
5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.
6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
6.A. Adjustment for Change in Capital Stock. If at any time after the date hereof, the Company:
(a)	pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(b)	subdivides its outstanding shares of Common Stock into a greater number of shares;

(c)	combines its outstanding shares of Common Stock into a smaller number of shares;

(d)	makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(e)	issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised or exchanged the Warrant immediately prior to such action.
The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
6.B. Adjustment for Other Distributions. If at any time after the date hereof, the Company distributes to all holders of its Common Stock any of its assets or debt securities, the Exercise Price following the record date shall be adjusted in accordance with the following formula:

E’ = E x	M — F

M

where: E’ =	the adjusted Exercise Price.

where: E =	the Exercise Price immediately prior to the adjustment.

where: M =	the current market price (as defined in Section 4 above) per share of Common Stock on the record date of the distribution.

where: F =
the aggregate fair market value (as conclusively determined by the Board of Directors of the Company) on the record date of the assets or debt securities to be distributed divided by the number of outstanding shares of Common Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. In the event that such distribution is not actually made, the Exercise Price shall again be adjusted to the Exercise Price as determined without giving effect to the calculation provided hereby. In no event shall the Exercise Price be adjusted to an amount less than zero.
In addition to the foregoing, the number of shares of capital stock of the Company which the holder is entitled to receive upon exercise of their Warrant shall be appropriately and equitably adjusted as determined by the Company’s Board of Directors to make appropriate provision for any adjustments in the Exercise price made on account of the foregoing.
This subsection does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business.

6.C. Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer making such adjustment until the occurrence of such event. If the Company so defers making any such adjustment and if this Warrant is exercised after such record date but before the occurrence of such event, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise, had such adjustment been made as of the record date, over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price as unadjusted, shall be issued promptly following the occurrence of such event and the Company shall pay to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 4.
6.D. When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock.
6.E. Statement of Adjustments. Whenever the Exercise Price and number of shares of Common Stock purchasable hereunder is required to be adjusted as provided herein, the Company shall promptly prepare a certificate signed by its President or any Vice President and its Treasurer or Assistant Treasurer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description hereunder), and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed to the Holder.
6.F. No Adjustment Upon Exercise of Warrants. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Stock upon exercise or exchange of the Warrants.
6.G. No adjustment for Small Amounts. Anything herein to the contrary notwithstanding, no adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $0.05 per share, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to $0.05 per share or more.
6.H. Common Stock Defined. Whenever reference is made in Section 6.A to the issuance of shares of Common Stock, the term “Common Stock” shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Subject to the provisions of Section 8 hereof, however, shares issuable upon exercise or exchange hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 8 hereof.

7. Notice to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon its Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock or securities of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or voluntary or involuntary dissolution or liquidation of the Company shall be effected, then, in any such case, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation.
8. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or classification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6.A hereof.

9. Certain Obligations of the Company. The Company agrees that it will not increase the par value of the shares of Warrant Stock issuable upon exercise of this Warrant above the prevailing and currently applicable Exercise Price hereunder, and that before taking any action that would cause an adjustment reducing the prevailing and current applicable Exercise Price hereunder below the then par value of the Warrant Stock at the time issuable upon exercise of this Warrant, the Company will take such corporate action, as in the opinion of its counsel, may be necessary in order that the Company may validly issue fully paid, nonassessable shares of such Warrant Stock. The Company will maintain an office or agency (which shall initially be the Company’s principal office in Palm Desert, California) where presentations and demands to or upon the Company in respect of this Warrant may be made and will give notice in writing to the registered holders of the then outstanding Warrants, at their addresses as shown on the books of the Company, of each change of location thereof.
10. Determination by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant will be made in good faith with due regard to the interest of the Holder and in accordance with sound financial practices.
11. Notice. All notices to the Holder shall be in writing, and all notices and certificates given to the Holder shall be sent registered or certified mail, return receipt requested, to such Holder at his address appearing on the records of the Company.
12. Replacement of Lost, Stolen, Destroyed or Mutilated Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of any indemnity bond in such reasonable amount as the Company may determine, and in the case of any such mutilation, upon the surrender of such Warrant for cancellation, the Company at its expense, will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.
13. Number and Gender. Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
14. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws principles.
{Signatures on following page}

The undersigned have duly executed this Common Stock Purchase Warrant as of the date first set forth above.

PENN OCTANE CORPORATION
By:
Name:
Title:

Acknowledged and Agreed:

EMPLOYEE OR DIRECTOR

Print Name:

Penn Octane Corporation
Exhibit A
NOTICE OF EXERCISE
Penn Octane Corporation

Attention: Chief Financial Officer
1. Election to Exercise. Effective as of today, ___, 20___, the undersigned (the “Holder”) hereby elects to exercise the Holder’s warrant to purchase ___ shares of Common Stock (the “Warrant Stock”) of Penn Octane Corporation (the “Company”) under and pursuant to the Company’s 2001 Warrant Plan, as amended from time to time (the “Plan”) and the Common Stock Purchase Warrant (the “Warrant Agreement”) dated ___, 20___. Unless otherwise defined herein, the terms defined in the Warrant Agreement and the Plan shall have the same defined meanings in this Notice of Exercise (“Exercise Notice”).
2. Representations of the Holder. The Holder acknowledges that the Holder has received, read and understood the Plan and the Warrant Agreement and agrees to abide by and be bound by their terms and conditions. In addition, the undersigned Holder represents and warrants to the Company the following:
(a) Holder has received a copy of the Plan, the Warrant Agreement and this Exercise Notice, has read and understands the terms of the Plan, the Warrant Agreement, and this Exercise Notice, and agrees to be bound by their terms and conditions.
(b) Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Stock. Holder is acquiring these Warrant Stock for investment for Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(c) Holder acknowledges and understands that shares of the Warrant Stock constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder further understands that the Warrant Stock must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Holder further acknowledges and understands that the Company is under no obligation to register the Warrant Stock. Holder understands that the certificate evidencing the Warrant Stock will be imprinted with a legend which prohibits the transfer of the Warrant Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

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(d) Holder is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, including: (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a “market maker”, (ii) the availability of certain public information about the Company, (iii) the amount of Warrant Stock being sold during any three month period not exceeding the limitations specified in Rule 144(e); (iv) the timely filing of a Form 144; and (v) satisfaction of a one-year holding period.
(e) Holder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required.
(f) Holder is a resident of the state of ___.
3. Rights as Stockholder. Until the stock certificate evidencing such Warrant Stock is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Warrant Stock, notwithstanding the exercise of the Warrant. The Company shall issue (or cause to be issued) such stock certificate promptly after the date on which the Warrant is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.
4. Delivery of Payment. The Holder herewith delivers to the Company the full Exercise Price for the Warrant Stock in accordance with Section 1 of the Warrant Agreement, by certified or bank check payable to the Company in the amount of $___.
5. Tax Consultation. The Holder understands that the Holder may suffer adverse tax consequences as a result of the Holder’s purchase or disposition of the Warrant Stock. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the purchase or disposition of the Warrant Stock and that the Holder is not relying on the Company for any tax advice.
6. Taxes. The Holder agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.
7. Restrictive Legends. The Holder understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Warrant Stock together with any other legends that may be required by the Company or by state or federal securities laws:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
This Notice of Exercise is duly executed by the parties set forth below:

Submitted by:	Accepted by:

PARTICIPANT:	PENN OCTANE CORPORATION

By:

Name:	Name:

Title:

Address:

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